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                                                                    Exhibit 99.3

                                                                Capitalink, L.C.
                                                                 Member NASDSIPC

CAPITALINK [LOGO]

                                                  Columbus Center
                                                  One Alhambra Plaza, Suite 1410
                                                  Corbal Gables, Florida 33134


                                                  Phone 305-446-2026
                                                  Fax 305-446-2926
Smart Investment Banking(sm)                      www.capitalink.com


September 28, 2004


We consent to both the use of our opinion dated June 7, 2004, and to references to Capitalink, L.C. in the Splinex Technology Inc. Registration Statement on Form S-1 Registration No. 333-11687.



/s/ Capitalink, L.C.